Exhibit 10.2

SOUTHERN FIRST BANCSHARES, INC.

2020 EQUITY INCENTIVE PLAN

Restricted Stock UNIT Grant Notice

Participant Name:	_________

Company:	Southern First Bancshares, Inc.

Notice:	A summary of the terms of your grant of Restricted Stock Units is set out in this notice (the “Grant Notice”) but subject always to the terms of the Southern First Bancshares, Inc. 2020 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”). Each Restricted Stock Unit represents the right to receive one Share without any payment for such shares, subject to the terms of the Grant Notice, Plan, and Award Agreement. In the event of any inconsistency between the terms of this Grant Notice, the terms of the Plan and the Award Agreement, the terms of the Plan and the Award Agreement shall prevail.

Type of Award:	Restricted Stock Unit

Stock:	Shares of common stock, $0.01 par value per share, of the Company

Number Stock Units
Subject to Grant:	_________ Shares

Grant Date:	_________

Settlement Date:	The Vesting Date(s) as set forth in the Vesting Schedule.

Vesting Schedule:	Restricted Stock Units granted will vest (i.e., restrictions shall lapse) in accordance with the following schedule, provided that you have provided continuous employment to the Company or any Participating Employer through each such vesting date:

	Date	No. of Shares
	_________	_________
	_________	_________
	_________	_________
	_________	_________
	_________	_________

In the event of a Change of Control, all unvested Restricted Stock Units will automatically vest in full immediately prior to the consummation of the Change of Control.

Acceptance:	You acknowledge receipt of, and understand and agree to, this Grant Notice, the Award Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company or any Participating Employer regarding the Restricted Stock Units and supersede all prior oral and written Award Agreements on the subject.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Grant Notice as of the Grant Date.

SOUTHERN FIRST bancshares, inc.		PARTICIPANT
By:	_________________________	___________________________
Print Name:	_________________________	[Name]
Title:	_________________________	Address: ____________________
____________________________
____________________________

Attachments:

1.	Restricted Stock Unit Agreement
2.	2020 Equity Incentive Plan

ATTACHMENT 1

RESTRICTED STOCK UNIT AGREEMENT

SOUTHERN FIRST bancshares, inc.

Restricted Stock Unit Agreement

Pursuant to Participant’s Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (this “Award Agreement” or “Restricted Stock Unit Agreement”), Southern First Bancshares, Inc. (the “Company”) has granted Participant the number of RSUs under its 2020 Equity Incentive Plan (the “Plan”) indicated in Participant’s Grant Notice, each of which represents the right to receive one Common Share. The RSUs are granted to Participant effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”) (the “RSUs”). Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of the RSUs, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.

Vesting; No Shareholder Rights. The RSUs will vest as provided in Participant’s Grant Notice. Vesting will cease upon the termination of Participant’s service with the Company except as may be provided otherwise in the Vesting Schedule to Participant’s Grant Notice. Participant will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to any RSUs unless and until Participant has vested and the Company has issued and delivered Common Shares to Participant and Participant’s name shall have been entered as a stockholder of record on the books of the Company.

2.

Acceleration of Vesting upon a Change in Control. In the event of a Change of Control, all unvested Restricted Shares will automatically vest in full immediately prior to the consummation of the Change of Control.

3.

Settlement. Subject to Section 8, each RSU will be settled by delivery to Participant of one Common Share as soon as practicable following the Settlement Date. The Company may, in its sole discretion, deliver cash in lieu of all or any portion of the Common Shares otherwise deliverable in respect of the RSUs in an amount equal to such number of Common Shares multiplied by the Fair Market Value of a Common Share on the date when such shares would otherwise have been issued, as determined by the Committee. As a pre-condition to settlement in the form of Common Shares, the Company may require Participant’s execution of certain other documents (which may include a shareholder’s agreement, stock restriction agreement or other documents).

4.

Securities Law Compliance. In no event shall the Company deliver Common Shares upon vesting of the RSUs unless such shares are then registered under the Securities Act or, if not registered, the Company has determined that the issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of Common Shares is also subject to compliance with all other applicable laws and regulations and shall be subject to any applicable lockups and restrictions on resale.

5.

Other Terms.

(a)

In considering the acceptance of this award of RSUs, Participant understands, acknowledges, agrees and hereby stipulates that Participant should use the same independent investment judgment that Participant would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares. No representations are made by the Company.

(b)

Notwithstanding anything to the contrary in this Award Agreement, the Common Shares issued under this Award Agreement, any other restricted stock unit agreement or any stock option agreement, and all amounts that may be received by Participant in connection with any disposition of any such Common Shares shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in order to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, other applicable law or otherwise.

6.

Transferability. Except as otherwise provided in this Section 6 or in the Plan, the RSUs are not assignable or transferable, except by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the RSUs may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of the RSUs or any attempt to make any such levy of execution, attachment or other process will cause the RSUs to terminate immediately, unless the Corporate Secretary of the Company, in his/her sole discretion, specifically waives applicability of this provision.

(a)

Certain Trusts. Upon receiving written permission from the Corporate Secretary of the Company, Participant may transfer the RSUs to a trust if Participant is considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the RSUs are held in the trust. Participant and the trustee must enter into transfer and other agreements required by the Company.

(b)

Domestic Relations Orders. Upon receiving written permission from the Corporate Secretary of the Company, and provided that Participant and the designated transferee enter into transfer and other agreements required by the Company, Participant may transfer the RSUs pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the Company to effectuate the transfer. Participant is encouraged to discuss the proposed terms of any division of these RSUs with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c)

Beneficiary Designation. Upon receiving written permission from the Corporate Secretary of the Company, Participant may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to administer its equity program, designate a third party who, on Participant’s death, will thereafter be entitled to receive the Common Shares or other consideration in settlement of the vested RSUs. In the absence of such a designation, Participant’s executor or administrator of Participant’s estate will be entitled to receive, on behalf of Participant’s estate, the Common Shares or other consideration in settlement of the vested RSUs.

7.

No Employment Rights. This Award Agreement is not an employment contract and nothing in this Award Agreement shall confer upon the Participant any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time.

8.

Withholding Obligations.

(a)

At the time the RSUs vest, in whole or in part, and at any time thereafter as requested by the Company, Participant hereby agrees to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the vesting and settlement of the RSUs.

(b)

In the event that Participant fails to make the adequate provisions contemplated by Section 8(a) above, then, subject to compliance with any applicable legal conditions or restrictions, the Company shall have the option in its sole discretion (but not the obligation) to withhold from fully vested Common Shares otherwise issuable to Participant upon the settlement of the RSUs a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of vesting or settlement as applicable, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the RSUs as a liability for financial accounting purposes).

(c)

The Company assumes no responsibility for individual income taxes, penalties or interest related to grant, vesting or settlement of any RSU. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the RSUs. Participant should consult with Participant’s personal tax advisor regarding the tax ramifications, if any, which result from receipt of the RSUs, the subsequent issuance, if any, of Common Shares on settlement of the RSUs, and subsequent disposition of any such Common Shares. Participant acknowledges that the Company may be required to withhold federal, state and/or local taxes in connection with the vesting and/or settlement of the RSUs. No RSUs will vest or be settled unless and until Participant has made the adequate provisions contemplated by Section 8(a) or the Company has exercised its option to withhold the necessary amount of Common Shares pursuant to Section 8(b) above. The Company will have no obligation to issue a certificate for Common Shares in respect of the RSUs unless the obligations set forth in this Section 8 are satisfied.

9.

Section 409A; Tax Consequences. It is the Company’s intent that payments under this Restricted Stock Unit Agreement and Grant Notice shall be exempt from Section 409A of the

Internal Revenue Code (“Section 409A”) to the extent applicable, and that this Restricted Stock Unit Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Restricted Stock Unit Agreement, Grant Notice or any employment agreement Participant has entered into with the Company, to the extent that any payment or benefit under this Restricted Stock Unit Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to Participant by reason of termination of Participant’s employment, then (a) such payment or benefit shall be made or provided to Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months and one day after the date of Participant’s separation from service (or earlier death). Each payment under this Restricted Stock Unit Agreement shall be treated as a separate payment under Section 409A. Participant hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Participant’s tax liabilities. Participant will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the RSUs or Participant’s other compensation.

10.

Notices. Any notices provided for in the Restricted Stock Unit Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and these RSUs by electronic means or to request Participant’s consent to participate in the Plan by electronic means. By accepting these RSUs, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11.

Agreement Summaries. In the event that the Company provides Participant (or anyone acting on Participant’s behalf) with summary or other information concerning, including or otherwise relating to rights or benefits under this Agreement (including, without limitation, the RSUs and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by the Grant Notice, this Restricted Stock Unit Agreement, and the Plan and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

12.

Governing Plan Document. The Restricted Stock Units granted hereunder are subject to all the provisions of the Plan, the provisions of which are hereby incorporated by reference herein, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Capitalized terms used herein and not defined shall have the meanings assigned in the Plan. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

13.

Adjustments. The Restricted Stock Units shall be subject to adjustments as provided in Sections 3, 4, 9, 10, 11 and 14 of the Plan.

14.

Acknowledgements. Participant understands, acknowledges, agrees and hereby stipulates that: (a) Participant is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the RSUs are intended to be consideration in exchange for the promises and covenants set forth in this Agreement; (c) Participant has carefully read, considered and understand all of the provisions of this Agreement and the Company’s policies reflected in this Agreement; (d) Participant has asked any questions needed for Participant to understand the terms, consequences and binding effect of this Agreement and Participant fully understands them; (e) Participant was provided an opportunity to seek the advice of an attorney and/or a tax professional of Participant’s choice before accepting this award of RSUs and (f) the obligations and restrictions set forth in this Agreement are fair and reasonable. In addition, Participant understands, acknowledges, agrees and hereby stipulates that (1) Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other award materials by and among the Company and its Affiliates for the purpose of implementing, administering and managing participation in the Plan; (2) Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards, or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan; (3) Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan; (4) Participant authorizes the Company, the stock plan service provider as may be selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan; (5) Participant understands that Participant is providing the consents herein on a purely voluntary basis.; (6) if Participant does not consent, or if Participant later seeks to revoke consent, or instruct the Company to cease the processing of the Data, Participant’s employment status will not be adversely affected and the only adverse consequence of refusing or withdrawing Participant’s consent or instructing the Company to cease processing, is that the Company would not be able to grant Participant RSUs or any other equity awards or administer or maintain such awards; and (7) Participant understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan.

ATTACHMENT 2

SOUTHERN FIRST BANCSHARES, INC.

2020 EQUITY INCENTIVE PLAN